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                  EXHIBIT (24)

                           POWER OF ATTORNEY
                           -----------------

     Each of the undersigned directors of New England Power Company (the "Company"), individually as a director of the Company, hereby constitutes and appoints John G. Cochrane, Kirk L. Ramsauer, and Geraldine M. Zipser, individually, as attorney-in-fact to execute on behalf of the undersigned the Company's transition report on Form 10-K for the period ended March 31, 2000 to be filed with the Securities and Exchange Commission, and to execute any appropriate amendment or amendments thereto as may be required by law.
Dated this 20th day of June, 2000.

s/L. Joseph Callan                 s/Peter G. Flynn
_________________________          _________________________
L. Joseph Callan                   Peter G. Flynn

s/Michael E. Jesanis               s/Cheryl A. LaFleur
_________________________          _________________________
Michael E. Jesanis                 Cheryl A. LaFleur

s/Robert G. Powderly               s/Terry L. Schwennesen
_________________________          _________________________
Robert G. Powderly                 Terry L. Schwennesen

s/Richard P. Sergel                s/Philip R. Sharp
_________________________          _________________________
Richard P. Sergel                  Philip R. Sharp